Exhibit 99

NEWS RELEASE

Contact:	William J. Small
Chairman, President and CEO
(419) 782-5015
bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2008
THIRD QUARTER EARNINGS

•	GAAP EPS of $0.04 per share for 2008 third quarter
•	Provision for Loan Losses increases in difficult credit environment
•	Other-Than-Temporary Impairment of $2.1 million recognized on certain investment securities
•	Net Interest Income increased by $4.3 million or 36% over 2007 third quarter
•	Net Interest Margin up 34 basis points from 2007 third quarter; but off slightly from 2008 second quarter

DEFIANCE, OHIO (October 20, 2008) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its third quarter ended September 30, 2008 totaled $322,000, or $0.04 per diluted share, compared to $3.1 million or $0.44 per diluted share for the quarter ended September 30, 2007.

For the nine month period ended September 30, 2008, First Defiance earned $6.5 million or $0.83 per diluted share compared to $10.3 million or $1.44 per diluted share for the nine month period ended September 30, 2007. The 2008 nine month results included $1.0 million of acquisition-related charges associated with the March 14, 2008 acquisition of Pavilion Bancorp of Adrian, Michigan (Pavilion) and its subsidiary the Bank of Lenawee. Excluding the after-tax impact of those charges, First Defiance had earnings of $7.1 million, or $0.91 per diluted share for the nine-months ended September 30, 2008.

Loan Loss Provision, Investment Portfolio Write-Downs Lead to Lower Results for Quarter
The 2008 third quarter results include expense for provision for loan losses of $4.9 million, compared with just $671,000 in the same period in 2007. In addition, the 2008 third quarter also included approximately $2.1 million of expense ($1.3 million or $0.16 per share after tax) related to impairment of certain securities in the Company’s investment portfolio that management deemed to be other-than-temporary.

“These are very difficult economic times for our country and for our market area in particular,” said William J. Small, Chairman, President and Chief Executive Officer of First Defiance. “These challenges are reflected in our results for the quarter. From the national perspective, we recognized Other-Than-Temporary Impairment in our investment portfolio when the federal government placed Fannie Mae and Freddie Mac in conservatorship in September. We have an investment in preferred stock of those government sponsored enterprises that cost $2 million when purchased but which declined substantially in value. Those securities were written down to the September 30 market value of $151,000. Also in the 2008 third quarter, we recorded a Provision for Loan Losses of $4.9 million, due primarily to the deterioration of a number of large credits in our commercial portfolio. We recorded specific loan loss provisions on 30 credits that totaled $3.1 million and we had $1.2 million of additional expense for loan charge-offs that exceeded previously recorded allowance amounts.”

Non-performing loans totaled $25.5 million at September 30, 2008, an increase from $17.7 million at June 30, 2008. The September 30 balance included $24.6 million of loans that are 90 days past due on that date and another $900,000 of loans considered non-performing because of changes in terms granted to distressed borrowers. In addition, First Defiance had $4.8 million of Real Estate Owned at September 30, 2008. For the 2008 third quarter, First Defiance recorded charge-offs of $2.2 million, which represented 0.55% of average loans outstanding (annualized) for the quarter.

“We’ve historically taken great pride in our asset quality and I still believe our underwriting standards are sound,” said Mr. Small. “However, we now have situations where good customers are struggling to make their payments. In some cases, they’re in industries that are in the thick of the current downturn and in other cases health issues or other factors have caused them to fall behind. At the same time, real estate values have declined and some collateral-dependent loans no longer have enough collateral value to support the outstanding balance. We are proactively working to identify all potential problems and mitigate our losses as much as possible. At this time, I believe we’ve provided a conservative level of provision expense for all of the problem loans that we have identified in our portfolio.”

Margin Improved by 35 basis points; Service Fee Income Increases Significantly
“Despite the bottom-line quarterly results, there were positive developments this quarter,” said Mr. Small. “Net interest margin remains strong at 3.81%, which was a 34 basis point improvement over last year’s third quarter, though it was off 11 basis points from the second quarter of 2008 level of 3.92%. Excluding investment securities losses due to impairment-related charges, non-interest income for the 2008 third quarter improved by 11% over last year’s third quarter with service fees up by more than 34% between those two periods.”

Net interest margin improvement was driven by a 142 basis point decline in interest-bearing liabilities, to 2.65% in the 2008 third quarter compared to 4.07% for the same period in 2007. That decline more than offset a 96 basis point drop in yields on interest-earning assets. The margin also improved due to growth in interest-earning assets following the Pavilion acquisition and substantial growth in non-interest bearing liabilities. At September 30, 2008, non-interest bearing deposits were 11.0% of total deposits, compared to 10.0% at December 31, 2007.

“Despite the improvement over last year’s third quarter, we are seeing pressure on our net interest margin,” noted Mr. Small. “Our asset yields and average loan rates are down 12 and 13 basis points, respectively from this year’s second quarter while our deposit costs are down just two basis points. As a result, the overall margin slipped from 3.92% to 3.81%. Customers are currently migrating to CDs to get yield. This flow of funding sources from savings and money market accounts to CDs has had a negative impact on our overall cost of funds. With the 50 basis point cut in the Fed Funds rate last week, I think we’ll continue to experience downward pressure on our margin for the balance of this year.”

Investment Portfolio Matters
The majority of the Other-Than-Temporary Impairment (OTTI) recognized by First Defiance in the 2008 third quarter related to the write-down of preferred stock issued by Fannie Mae and Freddie Mac. First Defiance invested $1 million in the preferred shares of each agency in January 2008 and wrote those investments down to $87,000 (Fannie Mae) and $64,000 (Freddie Mac) at September 30, 2008. The Company also recorded $150,000 of additional OTTI on its investment in the equity notes of two Trust Preferred Collateralized Debt Obligations (CDOs) in the 2008 third quarter. At September 30, 2008, the  value of those CDOs, which had a total original cost of $1 million, had been written down to $168,000.

First Defiance has other Trust Preferred CDO investments with a total original cost of $8.8 million and market values of $2.6 million at September 30, 2008. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market as the investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary and therefore has not recognized the reduction in value of those investments in earnings.

Non-Interest Expenses Rise Due to Acquisition
Total non-interest expense increased to $15.2 million for the quarter ended September 30, 2008, an increase of 23.9% from the $12.3 million of non-interest expense recognized in the 2007 third quarter. Increases across the board are attributable to the Pavilion acquisition, which closed late in the 2008 first quarter. The efficiency ratio for the 2008 third quarter was 66.8% compared to 69.2% in the third quarter of 2007.

Year-To-Date Results
For the nine month period ended September 30, 2008, net interest income totaled $46.2 million, a $10.1 million or 27.9% increase over the first nine months of 2007. Average interest-earning assets increased to $1.63 billion for the nine months ended September 30, 2008 compared to $1.38 billion in 2007, the result of the Pavilion acquisition. Net interest margin for the first nine months of 2008 was 3.83%, up 27 basis points from the 3.56% margin reported in the nine month period ended September 30, 2007.

The provision for loan losses for the 2008 year-to-date period was $8.8 million, compared to just $1.7 million recorded during the first nine months of 2007.

Non-interest income for the period ended September 30, 2008 was $16.3 million compared to $16.9 million during the same period of 2007. The 2008 results include securities losses of $2.6 million recognized year-to-date for OTTI charges recognized for impaired investment securities. Excluding the loss on securities, most of the remaining non-interest income increase was attributable to service fees and other charges, which were $9.8 million for the first nine months of 2008 compared to $8.0 million during the same period in 2007. In addition, mortgage banking income increased by $847,000 and insurance commission income increased by $137,000 between the 2007 and 2008 periods.

Non-interest expense increased to $44.2 million for the first nine months of 2008 from $35.9 million in 2007. Excluding one-time acquisition-related charges of $1.0 million, non-interest expense increased by 20.1%. Most of this increase relates to ongoing costs of operating the eight branches acquired in the Pavilion acquisition. In addition, FDIC insurance expense has increased by $691,000 due to changes in the assessment rates and full utilization of credits issued by the FDIC early in the 2008 first quarter. Non-interest expense also includes $752,000 of expense associated with losses related to a former investment advisor, which were recorded in the 2008 second quarter following the denial of coverage under the Company’s fidelity bond.

Total Assets at $1.92 Billion
Total assets at September 30, 2008 were $1.92 billion, compared to $1.61 billion at December 31, 2007. Net loans receivable (excluding loans held for sale) were $1.57 billion at September 30, 2008 compared to $1.28 billion at December 31, 2007. Total deposits at September 30, 2008 were $1.44 billion compared to $1.22 billion at December 31, 2007. Non-interest bearing deposits at September 30, 2008 were $158.1 million compared to $121.6 million at December 31, 2007. Total stockholders’ equity was $189.7 million at September 30, 2008 compared to $166.0 million at the end of 2007, with the increase attributable to the 1,036,861 shares of First Defiance issued in the Pavilion acquisition. Also at September 30, 2008, goodwill and other intangible assets totaled $65.6 million compared to $40.4 million at December 31, 2007. The balance sheet changes are primarily attributable to the Pavilion acquisition.

Impact of Recent Developments
“This is the most difficult operating environment I’ve experienced in my 30 years in banking,” said Mr. Small. “But I believe it is a time of great opportunity for community banks like ours. We remain well capitalized with risk-based capital that is nearly 20% more than the regulatory standard to be considered well capitalized. We have never been involved in the sub-prime lending market, which is at the heart of the recent crisis. First Federal Bank and First Defiance are positioned to continue following the business plan that has served us well over the years and prepares us for times like this.  Needless to say, there are better environments to operate in, but we will continue to work with our customers and offer the best in products and services as we look forward to better times.”

Conference Call
First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, October 21, 2008 to discuss the earnings results and business trends. The conference call may be accessed by calling 800-860-2442.

Internet access to the call is also available (in listen-only mode) at the following Web address: http://www.talkpoint.com/viewer/starthere.asp?Pres=123058 ..

The audio replay of the Internet Webcast will be available at www.fdef.com until Tuesday, November 4, 2008.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 36 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

-Financial Statements and Highlights Follow-

Safe Harbor Statement
This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing  interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets
First Defiance Financial Corp.	(Unaudited)

	September 30,	December 31,	September 30,
(in thousands)	2008	2007	2007

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$34,230	$53,976	$30,558
Interest-bearing deposits	358	11,577	29,379
	34,588	65,553	59,937
Securities
Available-for sale, carried at fair value	113,036	112,370	111,236
Held-to-maturity, carried at amortized cost	978	1,117	1,236
	114,014	113,487	112,472

Loans	1,596,327	1,289,696	1,264,872
Allowance for loan losses	(23,445)	(13,890)	(13,427)
Loans, net	1,572,882	1,275,806	1,251,445
Loans held for sale	9,363	5,751	7,426
Mortgage servicing rights	9,335	5,973	5,917
Accrued interest receivable	8,672	6,755	8,102
Federal Home Loan Bank stock	21,376	18,586	18,586
Bank Owned Life Insurance	29,174	28,423	28,315
Office properties and equipment	47,379	40,545	38,287
Real estate and other assets held for sale	4,776	2,460	3,392
Goodwill	56,830	36,820	36,515
Core deposit and other intangibles	8,771	3,551	3,717
Other assets	4,866	5,694	5,835
Total Assets	$1,922,026	$1,609,404	$1,579,946

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$158,139	$121,563	$109,128
Interest-bearing deposits	1,277,665	1,096,295	1,099,036
Total deposits	1,435,804	1,217,858	1,208,164
Advances from Federal Home Loan Bank	173,581	139,536	128,461
Notes payable and other interest-bearing liabilities	70,238	30,055	24,645
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	496	762	430
Deferred taxes	1,469	1,306	1,292
Other liabilities	14,679	17,850	16,165
Total liabilities	1,732,350	1,443,450	1,415,240
Stockholders’ Equity
Preferred stock	-	-	-
Common stock, net	127	117	117
Additional paid-in-capital	140,360	112,651	112,587
Stock acquired by ESOP	-	(202)	(202)
Accumulated other comprehensive loss	(4,933)	(415)	(699)
Retained earnings	126,760	126,630	124,899
Treasury stock, at cost	(72,638)	(72,827)	(71,996)
Total stockholders’ equity	189,676	165,954	164,706
Total liabilities and stockholders’ equity	$1,922,026	$1,609,404	$1,579,946

Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
Interest Income:
Loans	$24,902	$22,983	$72,220	$67,882
Investment securities	1,435	1,439	4,382	4,290
Interest-bearing deposits	5	262	119	483
FHLB stock dividends	301	305	797	898
Total interest income	26,643	24,989	77,518	73,553
Interest Expense:
Deposits	7,658	10,536	23,851	30,130
FHLB advances and other	1,603	1,636	4,803	5,253
Subordinated debentures	461	597	1,445	1,518
Notes Payable	555	193	1,217	519
Total interest expense	10,277	12,962	31,316	37,420
Net interest income	16,366	12,027	46,202	36,133
Provision for loan losses	4,907	671	8,761	1,704
Net interest income after provision for loan losses	11,459	11,356	37,441	34,429
Non-interest Income:
Service fees and other charges	3,717	2,764	9,756	7,997
Mortgage banking income	1,011	921	3,627	2,780
Gain on sale of non-mortgage loans	134	138	177	204
Loss on securities	(2,051)	21	(2,564)	21
Insurance and investment sales commissions	1,179	1,180	4,381	4,244
Trust income	114	95	343	280
Income from Bank Owned Life Insurance	224	321	751	929
Other non-interest income	(188)	144	(166)	407
Total Non-interest Income	4,140	5,584	16,305	16,862
Non-interest Expense:
Compensation and benefits	7,980	6,424	22,421	19,610
Occupancy	1,949	1,516	5,562	4,324
State franchise tax	533	355	1,540	1,074
Acquisition related charges	20	-	1,032	-
Data processing	1,221	941	3,384	2,838
Amortization of intangibles	424	167	1,035	481
Other non-interest expense	3,106	2,893	9,250	7,623
Total Non-interest Expense	15,233	12,296	44,224	35,950
Income before income taxes	366	4,644	9,522	15,341
Income taxes	44	1,515	3,046	4,995
Net Income	$322	$3,129	$6,476	$10,346

Earnings per share:
Basic	$0.04	$0.44	$0.83	$1.46
Diluted	$0.04	$0.44	$0.83	$1.44

Core operating earnings per share*:
Basic	$0.04	$0.44	$0.91	$1.46
Diluted	$0.04	$0.44	$0.91	$1.44

Average Shares Outstanding:
Basic	8,113	7,080	7,813	7,101
Diluted	8,123	7,171	7,842	7,201

* - See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison
First Defiance Financial Corp.	(Unaudited)
	Three Months Ended			Nine months ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2008	2007	% change	2008	2007	% change
Summary of Operations

Tax-equivalent interest income (1)	26,876	25,177	6.7	78,171	74,090	5.5
Interest expense	10,277	12,962	(20.7)	31,316	37,420	(16.3)
Tax-equivalent net interest income (1)	16,599	12,215	35.9	46,855	36,670	27.8
Provision for loan losses	4,907	671	631.3	8,761	1,704	414.1
Tax-equivalent NII after provision for loan loss (1)	11,692	11,544	1.3	38,094	34,966	8.9
Securities losses	(2,051)	21	NM	(2,564)	21	NM
Non-interest income-excluding securities losses	6,191	5,563	11.3	18,869	16,841	12.0
Non-interest expense	15,233	12,296	23.9	44,224	35,950	23.0
Non-interest expense-excluding non-core charges	15,213	12,296	23.7	43,192	35,950	20.1
One time acquisition related charges	20	-	NM	1,032	-	NM
Income taxes	44	1,515	(97.1)	3,046	4,995	(39.0)
Net Income	322	3,129	(89.7)	6,476	10,346	(37.4)
Core operating earnings (2)	335	3,129	(89.3)	7,147	10,346	(30.9)
Tax equivalent adjustment (1)	233	188	23.9	653	537	21.6
At Period End
Assets	1,922,026	1,579,946	21.7
Earning assets	1,741,438	1,432,735	21.5
Loans	1,596,327	1,264,872	26.2
Allowance for loan losses	23,445	13,427	74.6
Deposits	1,435,804	1,208,164	18.8
Stockholders’ equity	189,676	164,706	15.2
Average Balances
Assets	1,928,987	1,550,174	24.4	1,824,197	1,529,404	19.3
Earning assets	1,727,343	1,397,521	23.6	1,630,873	1,377,499	18.4
Deposits and interest-bearing liabilities	1,712,212	1,367,421	25.2	1,611,785	1,347,872	19.6
Loans	1,585,489	1,244,531	27.4	1,485,455	1,233,987	20.4
Deposits	1,437,273	1,177,594	22.1	1,365,631	1,154,718	18.3
Stockholders’ equity	194,452	164,751	18.0	187,330	163,490	14.6
Stockholders’ equity / assets	10.08%	10.63%	(5.2)	10.27%	10.69%	(3.9)
Per Common Share Data
Net Income
Basic	$0.04	$0.44	(90.9)	$0.83	$1.46	(43.2)
Diluted	0.04	0.44	(90.9)	0.83	1.44	(42.4)
Core operating earnings (2)
Basic	$0.04	$0.44	(90.7)	$0.91	$1.46	(37.2)
Diluted	0.04	0.44	(90.5)	0.91	1.44	(36.6)
Dividends	0.26	0.25	4.0	0.78	0.75	4.0
Market Value:
High	$17.66	$29.64	(40.4)	$22.51	$30.25	(25.6)
Low	10.00	23.99	(58.3)	10.00	23.99	(58.3)
Close	11.01	27.00	(59.2)	11.01	27.00	(59.2)
Book Value	23.37	23.21	0.7	23.37	23.21	0.7
Tangible Book Value	15.29	17.54	(12.9)	15.29	17.54	(12.9)
Shares outstanding, end of period (000)	8,117	7,095	14.4	8,117	7,095	14.4
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.81%	3.47%	9.9	3.83%	3.56%	7.7
Return on average assets -GAAP	0.07%	0.80%	(91.7)	0.47%	0.90%	(47.3)
Return on average assets -Core Operating	0.07%	0.80%	(91.4)	0.52%	0.90%	(41.9)
Return on average equity- GAAP	0.66%	7.53%	(91.3)	4.62%	8.46%	(45.4)
Return on average equity- Core Operating	0.69%	7.53%	(90.9)	5.10%	8.46%	(39.8)
Efficiency ratio (3) -GAAP	66.84%	69.16%	(3.4)	67.29%	67.18%	0.2
Efficiency ratio (3) -Core Operating	66.75%	69.16%	(3.5)	65.72%	67.18%	(2.2)
Effective tax rate	12.02%	32.62%	(63.1)	31.99%	32.56%	(1.8)
Dividend payout ratio (basic)	650.00%	56.82%	NM	93.98%	51.37%	82.9
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP
Disclosure Reconciliation.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net and asset sales gains, net.
NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations
First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance's ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

	Three months ended		Nine months ended
Core Operating Earnings	September 30,		September 30,
(dollars in thousands, except per share data)	2008	2007	2008	2007
Net Income	$322	$3,129	$6,476	$10,346

Acquisition related charges	20	-	1,032	-
Tax effect	(7)	-	(361)	-
After-tax non-operating items	13	-	671	-
Core operating earnings	$335	$3,129	$7,147	$10,346

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended		Nine months ended
	September 30,		September 30,
(dollars in thousands)	2008	2007	2008	2007

Gain from sale of mortgage loans	$624	$674	$2,808	$1,992
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	691	422	1,839	1,266
Amortization of mortgage servicing rights	(268)	(150)	(1,008)	(480)
Mortgage servicing rights valuation adjustments	(36)	(25)	(12)	2
	387	247	819	788
Total revenue from sale and servicing of mortgage loans	$1,011	$921	$3,627	$2,780

Yield Analysis
First Defiance Financial Corp.
	Three Months Ended September 30,
	2008			2007
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,585,489	$24,934	6.26%	$1,244,531	$22,995	7.33%
Securities	118,502	1,636	5.31%	112,645	1,615	5.66%
Interest Bearing Deposits	2,231	5	0.89%	21,760	262	4.78%
FHLB stock	21,121	301	5.67%	18,585	305	6.51%
Total interest-earning assets	1,727,343	26,876	6.18%	1,397,521	25,177	7.14%
Non-interest-earning assets	201,644			152,653
Total assets	$1,928,987			$1,550,174
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,268,016	$7,658	2.40%	$1,074,413	$10,536	3.89%
FHLB advances and other	174,343	1,603	3.66%	128,597	1,636	5.05%
Other Borrowings	64,368	555	3.43%	24,935	193	3.07%
Subordinated debentures	36,228	461	5.06%	36,295	597	6.53%
Total interest-bearing liabilities	1,542,955	10,277	2.65%	1,264,240	12,962	4.07%
Non-interest bearing deposits	169,257	-	-	103,181	-	-
Total including non-interest-bearing demand deposits	1,712,212	10,277	2.39%	1,367,421	12,962	3.76%
Other non-interest-bearing liabilities	22,323			18,002
Total liabilities	1,734,535			1,385,423
Stockholders' equity	194,452			164,751
Total liabilities and stockholders' equity	$1,928,987			$1,550,174
Net interest income; interest rate spread		$16,599	3.53%		$12,215	3.07%
Net interest margin (3)			3.81%			3.47%
Average interest-earning assets to average interest bearing liabilities			112%			111%

	Nine Months Ended September 30,
	2008			2007
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,485,455	$72,297	6.50%	$1,233,987	$67,916	7.36%
Securities	118,908	4,959	5.50%	112,466	4,795	5.68%
Interest Bearing Deposits	6,311	119	2.52%	12,461	483	5.18%
FHLB stock	20,199	797	5.27%	18,585	898	6.46%
Total interest-earning assets	1,630,873	78,172	6.40%	1,377,499	74,092	7.19%
Non-interest-earning assets	193,324			151,905
Total assets	$1,824,197			$1,529,404
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,210,631	$23,851	2.63%	$1,053,810	$30,130	3.82%
FHLB advances and other	161,891	4,803	3.96%	139,087	5,253	5.05%
Other Borrowings	48,018	1,217	3.39%	22,920	519	3.03%
Subordinated debentures	36,245	1,445	5.33%	31,147	1,518	6.52%
Total interest-bearing liabilities	1,456,785	31,316	2.87%	1,246,964	37,420	4.01%
Non-interest bearing deposits	155,000	-	-	100,908	-	-
Total including non-interest-bearing demand deposits	1,611,785	31,316	2.60%	1,347,872	37,420	3.71%
Other non-interest-bearing liabilities	25,082			18,042
Total liabilities	1,636,867			1,365,914
Stockholders' equity	187,330			163,490
Total liabilities and stockholders' equity	$1,824,197			$1,529,404
Net interest income; interest rate spread		$46,856	3.53%		$36,672	3.18%
Net interest margin (3)			3.83%			3.56%
Average interest-earning assets to average interest bearing liabilities			112%			110%

(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2) Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007
Summary of Operations
Tax-equivalent interest income (1)	$26,876	$26,453	$24,843	$25,383	$25,177
Interest expense	10,277	9,991	11,048	12,669	12,962
Tax-equivalent net interest income (1)	16,599	16,462	13,795	12,714	12,215
Provision for loan losses	4,907	2,797	1,058	603	671
Tax-equivalent NII after provision for loan losses (1)	11,692	13,665	12,737	12,111	11,544
Investment securities gains (losses)	(2,051)	(432)	(81)	-	21
Non-interest income (excluding securities gains/losses)	6,191	6,582	6,096	5,268	5,563
Non-interest expense	15,233	15,515	13,476	12,161	12,296
Acquisition and other on-time charges	20	262	750	-	-
Income taxes	44	1,349	1,653	1,474	1,515
Net income	322	2,735	3,419	3,558	3,129
Core operating earnings (2)	335	2,905	3,906	3,558	3,129
Tax equivalent adjustment (1)	233	216	204	186	188
At Period End
Total assets	$1,922,026	$1,928,925	$1,886,047	$1,609,404	$1,579,946
Earning assets	1,741,438	1,736,238	1,689,813	1,439,097	1,432,735
Loans	1,596,327	1,582,751	1,535,354	1,289,696	1,264,872
Allowance for loan losses	23,445	20,578	18,556	13,890	13,427
Deposits	1,435,804	1,427,141	1,413,701	1,217,858	1,208,164
Stockholders’ equity	189,676	194,280	194,780	165,954	164,706
Stockholders’ equity / assets	9.87%	10.07%	10.33%	10.31%	10.42%
Goodwill	56,830	56,111	57,315	36,820	36,515
Average Balances
Total assets	$1,928,987	$1,898,165	$1,645,436	$1,589,264	$1,550,174
Earning assets	1,727,343	1,689,398	1,475,882	1,432,061	1,397,521
Deposits and interest-bearing liabilities	1,712,212	1,678,026	1,445,113	1,404,065	1,367,421
Loans	1,585,489	1,544,409	1,326,468	1,265,307	1,244,531
Deposits	1,437,273	1,423,266	1,236,354	1,212,486	1,177,594
Stockholders’ equity	194,452	195,845	171,693	165,762	164,751
Stockholders’ equity / assets	10.08%	10.32%	10.43%	10.43%	10.63%
Per Common Share Data
Net Income:
Basic	$0.04	$0.34	$0.48	$0.51	$0.44
Diluted	0.04	0.34	0.47	0.50	0.44
Core operating earnings (2)
Basic	0.04	0.36	0.54	0.51	0.44
Diluted	0.04	0.36	0.54	0.50	0.44
Dividends	0.26	0.26	0.26	0.26	0.25
Market Value:
High	$17.66	$20.00	$22.51	$26.93	$29.64
Low	10.00	15.90	17.30	20.58	23.99
Close	11.01	16.01	18.35	22.02	27.00
Book Value	23.37	23.93	24.01	23.51	23.21
Shares outstanding, end of period (in thousands)	8,117	8,118	8,114	7,059	7,095
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.81%	3.92%	3.76%	3.52%	3.47%
Return on average assets -GAAP	0.07%	0.58%	0.84%	0.89%	0.80%
Return on average assets -Core Operating	0.07%	0.62%	0.95%	0.89%	0.80%
Return on average equity- GAAP	0.66%	5.62%	8.01%	8.52%	7.53%
Return on average equity- Core Operating	0.69%	5.97%	9.15%	8.52%	7.53%
Efficiency ratio (3) -GAAP	66.84%	67.33%	67.75%	67.63%	69.16%
Efficiency ratio (3) -Core Operating	66.75%	66.19%	63.98%	67.63%	69.16%
Effective tax rate	12.02%	33.03%	32.59%	29.29%	32.62%
Dividend payout ratio (basic)	650.00%	76.47%	54.17%	50.98%	56.82%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) See Non-GAAP Disclosure Reconciliation
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007
Loan Portfolio Composition
One to four family residential real estate	$250,244	$251,887	$262,710	$229,588	$230,075
Construction	75,822	83,279	66,283	56,698	15,392
Commercial real estate	746,676	731,472	706,442	580,621	592,914
Commercial	353,453	351,812	332,772	283,072	267,897
Consumer finance	41,964	41,251	41,209	37,743	38,280
Home equity and improvement	158,992	153,715	151,563	128,080	127,641
Total loans	1,627,151	1,613,416	1,560,979	1,315,802	1,272,199
Less:
Loans in process	29,794	29,585	24,581	25,074	6,301
Deferred loan origination fees	1,030	1,080	1,044	1,032	1,026
Allowance for loan loss	23,445	20,578	18,556	13,890	13,427
Net Loans	$1,572,882	$1,562,173	$1,516,798	$1,275,806	$1,251,445

Allowance for loan loss activity
Beginning allowance	$20,578	$18,556	$13,890	$13,427	$13,417
Provision for loan losses	4,907	2,797	1,058	603	671
Reserve from acquisitions	121	38	4,099	-	-
Credit loss charge-offs:
One to four family residential real estate	478	281	57	33	128
Commercial real estate	1,495	319	464	135	586
Commercial		220	-	7	-
Consumer finance	73	56	27	42	25
Home equity and improvement	216	18	72	30	10
Total charge-offs	2,262	894	620	247	749
Total recoveries	101	81	129	107	88
Net charge-offs (recoveries)	2,161	813	491	140	661
Ending allowance	$23,445	$20,578	$18,556	$13,890	$13,427

Credit Quality
Non-accrual loans	$24,630	$17,727	$13,497	$9,217	$8,523
Restructured loans, accruing	905	-	-	-	-
Total non-performing loans (2)	25,535	17,727	13,497	9,217	8,523
Real estate owned (REO)	4,776	3,158	3,448	2,460	3,392
Total non-performing assets (2)	$30,311	$20,885	$16,945	$11,677	$11,915
Net charge-offs	2,161	813	491	140	661

Allowance for loan losses / loans	1.47%	1.30%	1.21%	1.08%	1.06%
Allowance for loan losses / non-performing assets	77.35%	98.53%	109.51%	118.95%	112.69%
Allowance for loan losses / non-performing loans	91.82%	116.08%	137.48%	150.70%	157.54%
Non-performing assets / loans plus REO	1.89%	1.32%	1.10%	0.90%	0.94%
Non-performing assets / total assets	1.58%	1.08%	0.90%	0.73%	0.75%
Net charge-offs / average loans (annualized)	0.55%	0.21%	0.15%	0.04%	0.21%

Deposit Balances
Non-interest-bearing demand deposits	$158,139	$181,034	$168,049	$121,563	$109,128
Interest-bearing demand deposits and money market	365,251	401,401	408,979	342,367	330,168
Savings deposits	145,019	146,697	144,184	105,873	98,719
Retail time deposits less than $100,000	557,643	514,209	529,990	509,720	524,347
Retail time deposits greater than $100,000	177,848	163,614	162,400	137,927	142,645
National/Brokered time deposits	31,904	20,186	99	408	3,157
Total deposits	$1,435,804	$1,427,141	$1,413,701	$1,217,858	$1,208,164

(1) Construction loans to commercial loan customers were included in commercial real estate loans prior to December 31, 2007.
 (2)  Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	90+ days past due (1)	Troubled Debt Restructuring

September 30, 2008
One to four family residential real estate	$250,244	$240,791	$4,053	$5,400	$902
Construction	75,822	74,232	101	1,489	-
Commercial real estate	746,676	726,013	6,914	13,749	-
Commercial	353,453	348,507	1,371	3,575	3
Consumer finance	41,964	41,341	473	150	-
Home equity and improvement	158,992	156,645	2,080	267	-
Total loans	$1,627,151	$1,587,529	$14,992	$24,630	$905

June 30, 2008
One to four family residential real estate	$251,887	$243,444	$2,870	$5,573	$-
Construction	83,279	80,372	1,766	1,141	-
Commercial real estate	731,472	710,980	11,230	9,262	-
Commercial	351,812	347,020	3,899	893	-
Consumer finance	41,251	40,714	352	185	-
Home equity and improvement	153,715	151,217	1,825	673	-
Total loans	$1,613,416	$1,573,747	$21,942	$17,727	$-

December 31, 2007
One to four family residential real estate	$229,588	$226,264	$1,751	$1,573	$-
Construction	56,698	56,432	-	266	-
Commercial real estate	580,621	569,814	4,819	5,988	-
Commercial	283,072	281,805	592	675	-
Consumer finance	37,743	37,448	276	19	-
Home equity and improvement	128,080	125,969	1,415	696	-
Total loans	$1,315,802	$1,297,732	$8,853	$9,217	$-

September 30, 2007
One to four family residential real estate	$230,075	$227,097	$1,953	$1,025	$-
Construction	15,392	14,928	198	266	-
Commercial real estate	592,914	583,006	4,102	5,806	-
Commercial	267,897	266,438	743	716	-
Consumer finance	38,280	38,034	213	33	-
Home equity and improvement	127,641	124,951	2,013	677	-
Total loans	$1,272,199	$1,254,454	$9,222	$8,523	$-

(1) All loans 90+ days past due are non accrual